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Exhibit 99.2

Walter Industries, Inc.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

CERTIFICATION OF PERIODIC REPORT

I, William F. Ohrt, Chief Financial Officer of Walter Industries, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

  (1)
  the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2003

                      /s/ William F. Ohrt

                      William F. Ohrt
                      Chief Financial Officer

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Walter Industries, Inc. Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350
CERTIFICATION OF PERIODIC REPORT